Exhibit 5.2

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

November 6, 2018

Borqs Technologies, Inc.

Building B23-A, Universal Business Park

No. 10 Jiuxianqiao Road

Chaoyang District, Beijing 100015, China

Re: Registration Statement of Borqs Technologies, Inc.

Ladies and Gentlemen:

We have acted as United States counsel to Borqs Technologies, Inc., a British Virgin Islands business company (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of (a) the offering, issuance and sale by the Company of up to US$4,000,000 of its ordinary shares of no par value (the “Offer Shares”), (b) the offering, issue and sale of warrants (the “Investor Warrants”) by the Company for the purchase of an aggregate of up to 100% of the Offer Shares (the “Investor Warrant Shares”), (c) the issue and sale of warrants (the “Underwriter Warrants”, together with the “Investor Warrants”, collectively, the “Warrants”) by the Company for the purchase of an aggregate of 4% of the ordinary shares in the Company being sold in the Proposed Sale (as defined below) (the “Underwriter Warrant Shares”, together with the “Investor Warrant Shares”, collectively, the “Warrant Shares”), and (d) the grant of an option by the Company for the purchase of up to an additional 15% of the ordinary shares in the Company being sold in the Proposed Sale (the “Option Shares”, together with the Offer Shares and the Warrant Shares, the “Shares”) (collectively the “Proposed Sale”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on February 14, 2018 (File No. 333-223034) (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act and when the Warrants are issued, delivered and paid for, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectuses forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP